Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared from the historical financial statements of Monitronics International, Inc. (“Monitronics” or the “Company”), the wholly-owned operating subsidiary of Ascent Capital Group, Inc. (“Ascent”) and Security Networks, LLC (“Security Networks”) to give effect to the Company’s acquisition of Security Networks and certain affiliated entities (the “Acquisition”).  The unaudited pro forma condensed consolidated financial statements also give effect to the following financing transactions which were entered into to fund the Acquisition (these financing transactions, together with the Acquisition, are collectively referred to as the “Transactions”):

•                  Monitronics’ July issuance of $150 million of additional 9.125% Senior Notes (“New Senior Notes”) due 2020 (in connection with the merger of Monitronics with Monitronics Escrow Corporation on August 16, 2013, as described in more detail in Ascent’s July 17, 2013 8-K);

•                  Monitronics’ Incremental Term Loan of $225 million issued under Monitronics’ existing credit facility; and

•                  Monitronics intercompany loan of $100 million from Ascent.

The unaudited pro forma condensed statements of operations for the fiscal year ended December 31, 2012 and for the six months ended June 30, 2013 give effect to the Transactions as if they were consummated on January 1, 2012.  The unaudited pro forma condensed balance sheet as of June 30, 2013 gives effect to the Transactions as if they were consummated on June 30, 2013.  The unaudited pro forma consolidated information has been derived from (i) the audited consolidated financial statements of each of Security Networks and the Company for the year ended December 31, 2012 and (ii) the unaudited consolidated financial statements of each of Security Networks and the Company as of and for the three and six months ended June 30, 2013 incorporated by reference herein.

The unaudited pro forma consolidated financial information has been presented for informational purposes only and does not purport to represent, and is not necessarily indicative of, what our financial position or results of operations would have been had the Transactions been completed as of January 1, 2012 and June 30, 2013, as applicable, and should not be taken as representative of our future consolidated financial position or results of operations.  This information is only a summary and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements and our historical consolidated financial statements and related notes thereto and Security Networks’ historical consolidated financial statements and related notes thereto incorporated by reference herein.

The Acquisition will be accounted for as a business combination utilizing the purchase accounting method in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.  The pro forma information presented below, including the purchase price and allocation of purchase price, is based on estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this report and management assumptions, and may be revised as additional information becomes available.  The final purchase price and purchase price allocation is dependent upon, among other things, the finalization of the asset and liability valuations by our independent appraisal firm.  Any post-closing adjustments may change the purchase price or the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 has been revised from the preliminary pro forma financial information included in previous filings due to changes in estimates associated with the allocation of purchase price.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (a) directly attributable to the Transactions, (b) factually supportable, and (c) with respect to the statements of income, expected to have a continuing impact on the combined results.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2013
(Amounts in thousands)

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks
Assets
Current assets:
Cash and cash equivalents	$1,537	1,886	784	(1)	4,207
Restricted cash	2,640	—	—		2,640
Trade Receivable, net of allowance for doubtful accounts	12,114	1,636	—		13,750
Parts inventory	—	477	—		477
Deferred income tax assets, net	5,100	—	—		5,100
Prepaid and other current assets	11,256	704	250	(7)	12,210
Total current assets	32,647	4,703	1,034		38,384

Property and equipment, net of accumulated depreciation	21,327	2,104	(700)	(2)	22,731
Subscriber accounts, net of accumulated amortization	1,020,664	239,651	68,049	(3)	1,328,364
Dealer network and other intangible assets, net of accumulated amortization	24,813	—	48,500	(3)	73,313
Goodwill	349,227	54,629	119,095	(4)	522,951
Other assets, net	24,844	8,457	(2,155)	(5)	31,146
Total assets	$1,473,522	309,544	233,823		2,016,889

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$5,393	1,645	3,528	(6)	10,566
Accrued payroll and related liabilities	3,038	513	—		3,551
Other accrued liabilities	23,844	4,107	5,173	(7)	33,124
Deferred revenue	9,704	3,778	(2,569)	(8)	10,913
Purchase holdbacks, including amounts due on acquired contracts — short-term	15,725	2,681	—		18,406
Current portion of long-term debt	6,905	—	—		6,905
Total current liabilities	64,609	12,724	6,132		83,465

Long-term debt	1,119,201	237,972	227,303	(9)	1,584,476
Derivative financial instruments	2,663	—	—		2,663
Deferred income tax liability, net	9,067	—	—		9,067
Due on acquired contracts — long-term	—	6,552	—		6,552
Other liabilities	3,995	—	13,097	(6)	17,092
Total liabilities	1,199,535	257,248	246,532		1,703,315
Commitments and contingencies
Stockholder’s equity	273,987	52,296	(12,709)	(10)	313,574
Total liabilities and stockholder’s equity	$1,473,522	309,544	233,823		2,016,889

See accompanying notes to the condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2013
(Amounts in thousands)

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks

Net Revenue	$202,431	48,407	—		250,838
Operating expenses:
Cost of Services	30,796	7,747	—		38,543
Selling, general, and administrative	34,016	14,612	(1,493)	(6)	47,135
Amortization of subscriber accounts, dealer network and other intangible assets	90,313	15,013	11,327	(3)	116,653
Depreciation	3,209	621	(621)	(2)	3,209
Loss (gain) on sale of operating assets, net	(2)	28	—		26
	158,332	38,021	9,213		205,566
Operating income (loss)	44,099	10,386	(9,213)		45,272
Other expense:
Interest expense	40,593	10,010	7,052	(9)	57,655
	40,593	10,010	7,052		57,655
Income (loss) before income taxes	3,506	376	(16,265)		(12,383)
Income tax expense	1,565	161	—		1,726
Net income (loss)	$1,941	215	(16,265)		(14,109)

See accompanying notes to the condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012

(Amounts in thousands)

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks

Net Revenue	$344,953	78,478	(2,569)	(8)	420,862
Operating expenses:
Cost of Services	49,791	12,262	—		62,053
Selling, general, and administrative	59,575	20,134	(1,829)	(6)	77,880
Amortization of subscriber accounts, dealer network, and other intangible assets	163,468	24,470	36,880	(3)	224,818
Depreciation	5,286	1,138	266	(2)	6,690
Contingent consideration expense	—	982	—		982
	278,120	58,986	35,317		372,423
Operating income (loss)	66,833	19,492	(37,886)		48,439
Other expense:
Interest expense	71,328	15,816	18,309	(9)	105,453
Realized and unrealized loss on derivative instruments	2,044	—	—		2,044
Refinancing expense	6,245	—	—		6,245
Other expense	630	—	—		630
	80,247	15,816	18,309		114,372
Income (loss) before income taxes	(13,414)	3,676	(56,195)		(65,933)
Income tax expense	2,616	100	—		2,716
Net income (loss)	$(16,030)	3,576	(56,195)		(68,649)

See accompanying notes to the condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)                     Reflects cash received from incremental debt and cash contributions from Ascent to finance the Acquisition, in excess of purchase price paid, payment of deferred financing costs, and the repayment of $33.6 million of the revolving portion of the Company’s Credit Facility outstanding as of June 30, 2013.

(2)                     Reflects fair value adjustments and pro forma depreciation expense adjustments for the acquisition of Security Networks’ property and equipment.

(3)                     Reflects fair value adjustments and pro forma amortization expense adjustments for the acquisition of Security Networks’ identifiable intangible assets, which are comprised of subscriber accounts, its dealer network and non-compete agreements.  Subscriber accounts are amortized using the 14-year 235% declining balance method.  Dealer network and non-compete agreements are amortized over their estimated remaining useful lives of 5 years on a straight-line basis.

(4)                     Reflects the elimination of Security Networks’ historical goodwill balance of $54.6 million and the origination of goodwill arising from the Company’s purchase of Security Networks.  Adjusted goodwill reflects the preliminary estimated excess of purchase price over the fair value of assets acquired and liabilities assumed.  The purchase price of Security Networks consisted of $482.9 million of cash and 253,333 shares of Ascent Series A common stock and has been allocated on a preliminary basis as follows (amounts in thousands):

Estimated fair value of assets acquired and liabilities assumed:
Subscriber accounts	$307,700
Dealer network and other intangible assets	48,500
Property and equipment	1,404
Other assets acquired	4,953
Goodwill	173,724
Estimated fair value of liabilities assumed	(33,803)

Fair value of consideration	$502,478

(5)                     Reflects the elimination of Security Networks deferred financing costs not acquired and other fair value adjustments, net of additional deferred financing costs incurred by the Company on incremental debt obtained.

(6)                     Reflects fair value adjustments related to Security Networks revenue sharing program and elimination of historical revenue sharing expenses.

(7)                     Reflects accrued liabilities recognized in connection with the issuance the of the New Senior Notes and other purchase accounting adjustments, net of the elimination of Security Networks accrued interest that was paid off as of the closing date of the Acquisition.

(8)                     Represents estimated purchase accounting adjustments related to Security Networks’ deferred revenues.

(9)                    Reflects incremental debt obtained to finance the Acquisition, net of the elimination of Security Networks debt not assumed.  The statement of operations adjustments are to record pro forma interest expense on these incremental borrowings.  Pro forma interest expense adjustments were calculated based on the weighted effective interest rate on incremental debt in connection with the Acquisition, including amortization costs of debt discount and deferred financing costs.

(10)              Reflects the elimination of Security Networks historical stockholder’s equity, net of the effect of Ascent’s contribution of $20.0 million in cash to the Company and the transfer of 253,333 shares of Ascent Series A common stock as consideration paid for the Acquisition.